SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
SEPTEMBER 29, 2004

CITADEL SECURITY SOFTWARE INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-33491	75-2873882

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

8750 N. CENTRAL EXPRESSWAY, SUITE 100, DALLAS, TEXAS 75231

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
(214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2004 DigitalNet Government Solutions, LLC ("DigitalNet") was awarded a $10,300,000 contract by the Department of Defense ("DoD") to supply a solution comprised of an information assurance vulnerability management ("IAVM") enterprise wide license and services for a base period beginning September 24, 2004 and ending September 23, 2005.  In addition, DigitalNet was awarded approximately $900,000 for services in years 2 through 5 that may be exercised at the option of the DoD.

Citadel Security Software Inc. (the "Registrant") was selected by DigitalNet to supply the IAVM solution and on September 29, 2004 DigitalNet subcontracted with the Registrant by entering into a Software License and Services Agreement in support of the DoD-Wide Enterprise License for an Automated Secure Configuration Remediation Initiative(SCRI) Tool.

Under the terms of the agreement, the Registrant is required to deliver an enterprise wide license of its product, Hercules, to the DoD, provide 7x24x365 support services to the DoD for the initial base period and provide to the DoD training and implementation services during a 120 day deployment period to begin immediately upon the execution of the subcontract and in accordance with the delivery schedule published in the award to DigitalNet. The award includes options in years 2 through 5 following the base period for support services as defined in the award and at the sole option of the DoD. Under the terms of the agreement, the Registrant is entitled to payments in the amounts of approximately $8,600,000 for the first year, including maintenance services, and approximately $900,000 for subsequent years if the options are excercised in years 2 through 5 related to support services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Citadel Security Software Inc.(Registrant)

By: /s/ STEVEN B. SOLOMON
Steven B. Solomon
Chief Executive Officer

Dated as of October 5, 2004